Exhibit 99.1

Phio Pharmaceuticals Reports First Quarter 2026 Financial Results and Business Update

Completion of Lead Clinical Candidate PH-762 Dose Escalation Trial for Treatment of Skin Cancer with Favorable Safety and Pathology Data

Key Development Agreements Secured for Nonclinical Toxicology and U.S. cGMP Clinical Supply Manufacturing

KING OF PRUSSIA, PA, May 7, 2026 (NEWSFILE) —Phio Pharmaceuticals Corp. (NASDAQ: PHIO) is a clinical-stage siRNA biopharmaceutical company developing therapeutics using its proprietary INTASYL® gene silencing technology to eliminate cancer.  Phio today reported its financial results for the quarter ended March 31, 2026, and provided a business update.

“We are enthusiastic with the successful completion of our Phase 1b clinical trial which now positions us for upcoming FDA interface which we expect will clarify next steps in advancing the PH-762 development program,” said Robert Bitterman, President and Chief Executive Officer.

Recent Corporate Updates

PH-762 Progress

PH-762 was evaluated in a U.S. multi-center Phase 1b dose-escalating clinical trial through the intratumoral injection of PH-762 for the treatment of patients with cutaneous squamous cell carcinoma, melanoma and Merkel cell carcinoma. The trial (NCT 06014086) was designed to evaluate the safety and tolerability of neoadjuvant use of intratumorally injected PH-762, assess the tumor response, and determine the dose or dose range for continued study of PH-762. The study was fully enrolled in November 2025 with a total of 22 patients, 20 with cutaneous squamous cell carcinoma, one with melanoma and one with Merkel cell carcinoma. The clinical phase of the trial is complete, and the final data is currently being analyzed.  While final study data is pending formal analysis, an FDA submission intended to propose and seek guidance for next steps in clinical study design for PH-762 is targeted for the second quarter of 2026.

Capital Sourcing

During 2025, Phio strengthened its balance sheet through a series of equity financings and warrant exercises that generated approximately $23.7 million in net proceeds. These transactions extended the Company’s cash runway into the first half of 2027 and will support ongoing clinical development, operational requirements and strategic initiatives.

Scientific News

The Company presented its Phase 1b clinical trial data for PH-762 at the American Academy of Dermatology (AAD) in the Late-Breaking Research Session in March 2026.  In April 2026, the Company presented its lead clinical candidate, PH-762, and Phase 1b clinical trial results at multiple conferences including Deal Flow,  Force Family Office Fireside Chats, the Investival Conference in Miami and the Centri Capital Conference in NYC.

Financial Results

Cash Position

As of March 31, 2026, the Company had cash and cash equivalents of approximately $17 million as compared with approximately $21 million at December 31, 2025.

In April 2026, the Company entered into an At The Market Agreement (ATM) with H.C. Wainwright & Co., LLC pursuant to which the Company may offer and sell shares of our Common Stock, having an aggregate price of up to $6.36 million.

Research and Development Expenses

Research and development expenses for the three months ended March 31, 2026 were $2.8 million, which was an increase of 215%, or $1.9 million, as compared with the three months ended March 31, 2025. This increase in research and development expenses was primarily driven by clinical trial, chemistry, manufacturing and controls (CMC) and toxicology expenses in connection with advancing our PH-762 program. Management believes that research and development expenses will continue to increase as we continue to advance our PH-762 program.

General and Administrative Expenses

General and administrative expenses for the three months ended March 31, 2026 were $1.4 million, which was an increase of 39%, or $400 thousand, as compared with the three months ended March 31, 2025. The increase in general and administrative expenses was primarily driven by employee related costs, investor outreach and professional fees.

Net Loss

Net loss was $ 4.0 million for the three months ended March 31, 2026 as compared with $1.8 million for the three months ended March 31, 2025. The increase in net loss was attributable to increases in research and development and general and administrative expenses cited above.

About Phio Pharmaceuticals Corp.

Phio Pharmaceuticals Corp. (Nasdaq: PHIO) is a clinical-stage biopharmaceutical company advancing its proprietary INTASYL® siRNA gene silencing technology to eliminate cancer. Phio’s INTASYL compounds are designed to enhance the body’s immune cells to more effectively kill cancer cells. Phio’s lead clinical development program is an INTASYL compound, PH-762, that silences the PD-1 gene implicated in various forms of skin cancer. The Phase 1b trial (NCT# 06014086) is evaluating PH-762 for the treatment of cutaneous squamous cell carcinoma, melanoma and Merkel cell carcinoma. PH-762 is a potential non-surgical treatment for skin cancers.

For additional information, visit the Company’s website, www.phiopharma.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "intends," "believes," "anticipates," "indicates," "plans," "expects," "suggests," "may," "would," "should," "potential," "designed to," "will," "ongoing," "estimate," "forecast," "target," "predict," "could" and similar references, although not all forward-looking statements contain these words. These statements, which include statements, among other things, regarding the anticipated benefits of our INTASYL™ RNAi platform, the results from our ongoing clinical trials, our expectations that our cash runway will extend into the first half of 2027, our expectations regarding timing of FDA submissions intended to propose and seek guidance for next steps in clinical study design for PH-762, our expectations that such FDA submissions and any related FDA meetings will clarify next steps in advancing the PH-762 development program, details regarding our planned non-clinical toxicology study, and our ability to support ongoing clinical development, operational requirements and strategic initiatives with the capital we currently have on hand, are based only on our current beliefs, expectations and assumptions and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements as a result of a number of important factors, including, but not limited to, the impact of future FDA interactions on the development of our product candidates; the impact to our business and operations by inflationary pressures; recession fears; the development of our product candidates, results from our nonclinical, preclinical and clinical activities, our ability to execute on business strategies, our ability to develop our product candidates with collaboration partners, and the success of any such collaborations, the timeline and duration for advancing our product candidates into clinical development, the timing or likelihood of regulatory filings and approvals, the success of our efforts to commercialize our product candidates if approved, our ability to manufacture and supply our product candidates for clinical activities, and for commercial use if approved, the scope of protection we are able to establish and maintain for intellectual property rights covering our technology platform, our ability to obtain future financing, market and other conditions and those risks identified in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption "Risk Factors" and in other filings the Company periodically makes with the U.S. Securities and Exchange Commission. Readers are urged to review these risk factors and to not act in reliance on any forward-looking statements, as actual results may differ from those contemplated by our forward-looking statements. Phio does not undertake to update forward-looking statements to reflect a change in its views, events or circumstances that occur after the date of this release, except as required by law.

Contact:

Phio Pharmaceuticals Corp.

Jennifer Phillips: jphillips@phiopharma.com

Corporate Affairs

PHIO PHARMACEUTICALS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2026	2025

Operating expenses:
Research and development	$2,793	$886
General and administrative	1,374	986
Total operating expenses	4,167	1,872
Operating loss	(4,167)	(1,872)
Interest income, net	161	125
Other income, net	3	(22)
Net loss	$(4,003)	$(1,769)
Basic and diluted	$(0.34)	$(0.41)
Weighted average number of common shares outstanding
Basic and diluted	11,617,250	4,307,264

PHIO PHARMACEUTICALS CORP.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)

(Unaudited)

	March 31,	December 31,
ASSETS	2026	2025
Current assets:
Cash and cash equivalents	$17,031	$21,031
Prepaid expenses and other current assets	371	445
Total current assets	17,402	21,476
Property and equipment, net	10	11
Total assets	$17,412	$21,487

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$260	$435
Accrued expenses	690	905
Total liabilities	950	1,340
Commitments and contingencies
Stockholders' equity:
Series D Preferred stock, $0.0001 par value, 10,000,000 shares authorized; 0 issued and outstanding at each of March 31, 2026 and December 31, 2025	-	-
Common stock, $0.0001 par value, 100,000,000 shares authorized; 11,617,250 and 11,617,250 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	1	1
Additional paid-in capital	175,518	175,200
Accumulated deficit	(159,057)	(155,054)
Total stockholders' equity	16,462	20,147
Total liabilities and stockholders' equity	$17,412	$21,487